--------------------------------------------------------------------------------
TimesSquare VP S&P 500[RegTM] Index Fund                                    16

Dear Shareholders:
Our commentary for TimesSquare VP S&P 500[RegTM] Index Fund (the "Fund") covering the six months ended June 30, 2004 follows.


Economy

The U.S. economic expansion continues to gather steam. The consensus is that real Gross Domestic Product will grow at a 4%+ rate in the second half of 2004. The manufacturing sector has been expanding for the past 13 months, and consumer confidence is improving. In the second quarter, companies began hiring new workers at a pace of around 250,000 jobs a month. The unemployment rate has fallen to 5.6%. Inflation, fueled by increasing food and energy prices, has become a concern. The year-over-year rate of increase of the Consumer Price Index was 3.0% in May, up from 1.7% at the end of March. Responding to the signs of inflation, the Federal Reserve raised the Fed Funds interest rate 0.25% to 1.25% on June 30 and announced that it was willing to move more aggressively in raising rates in the future if inflation data warranted.


Equity Markets

Equity markets were up nearly 4% through the first few weeks of the year, propelled by record revenues from Intel and good news in the auto and construction industries. After a brief period of profit-taking, a positive earnings surprise from CISCO, the highest non-manufacturing Institute for Supply Management Index number in seven years, and a two-year low in unemployment, the S&P 500[RegTM] Index reached its highest level since March 2002. Despite the strong durable goods report in late February, the market gave back much of its gains over the remainder of the quarter. A decrease in consumer confidence, increased terrorist threats and the unfavorable Microsoft ruling all took a toll and left the S&P 500[RegTM] Index up 1.69% for the first quarter.

Also in the first quarter, both the S&P MidCap Index (+5.06%) and the S&P Small Cap Index (+6.22%) outperformed the large capitalization index during the period. Within the large capitalization segment, value (+3.35%) outpaced growth (+0.02%), as measured by the respective S&P/Barra Indexes.

In the second quarter, the stock market, as measured by the S&P 500[RegTM] Index, returned 1.72%, as equity declines in April were offset by gains in May and June. Corporate earnings continued to surprise on the upside, but concerns over rising interest rates continued to dissuade buyers. For the second quarter, growth stocks (+2.69%) outperformed value stocks (+0.79%), as measured by the respective S&P/Barra Indexes. The S&P Small Cap Index (+3.60%) continued to outperform large cap stocks.

Performance Summary
Returns for the year ended December 31, 2003 (which do not reflect expenses associated with variable products through which the Fund may be offered and which would have been lower if such expenses were reflected) were:



                          Second Quarter     Year-to-date
Fund                            1.68%            3.35%
Lipper S&P 500
   Funds Average                1.56             3.13
S&P 500[RegTM] Index            1.72             3.44

--------------------------------------------------------------------------------
TimesSquare VP S&P 500[RegTM] Index Fund                                    17

Outlook
Financial markets are likely to remain in a volatile trading pattern through year end, with equity markets expected to continue to outperform bonds. Fixed income markets remain in a cyclical bear market and, in an environment of rising inflation and tightening monetary conditions, further market declines are highly likely. Assuming the pace of Fed monetary tightening is moderate and cautious, equity markets should not be seriously impacted by the shift in policy until 2005. However, a more aggressive monetary tightening next year could result in a sharp, but brief and temporary, equity market correction.


Sincerely,


/s/ Richard H. Forde



Richard H. Forde


Chairman of the Board and President
CIGNA Variable Products Group


Note: This commentary is not part of the Semiannual Report to Shareholders.

--------------------------------------------------------------------------------
TimesSquare VP S&P 500[RegTM] Index Fund Investments in Securities          18
June 30, 2004 (Unaudited)




                                                Number of           Value
                                                   Shares           (000)
                                         ----------------   -------------
COMMON STOCKS - 92.2%
General Electric Co.                     157,800            $   5,113
Microsoft Corp.                          167,000               4,770
Exxon Mobil Corp.                        101,424               4,504
Pfizer, Inc.                             118,032               4,046
Citigroup, Inc.                           79,672               3,705
Wal-Mart Stores, Inc.                     67,000               3,535
American International Group              40,384               2,879
Intel Corp.                              100,300               2,768
Bank of America Corp.                     31,616               2,675
Johnson & Johnson                         45,884               2,556
Cisco Systems, Inc. (a)                  106,300               2,519
International Business Machine Corp.      26,300               2,318
Procter & Gamble Co.                      40,000               2,178
Coca-Cola (The) Co.                       37,800               1,908
Merck & Co., Inc.                         34,400               1,634
Altria Group, Inc.                        31,700               1,587
ChevronTexaco Corp.                       16,534               1,556
Verizon Communications, Inc.              42,726               1,546
Wells Fargo & Co.                         26,160               1,497
PepsiCo., Inc.                            26,460               1,426
Dell, Inc. (a)                            39,600               1,418
United Parcel Service, Inc., Class B      17,500               1,315
SBC Communications, Inc.                  51,194               1,241
Home Depot, Inc.                          35,250               1,241
Time Warner, Inc. (a)                     70,400               1,238
Morgan (J.P.) Chase & Co.                 31,806               1,233
Eli Lilly & Co.                           17,400               1,216
Amgen, Inc. (a)                           19,968               1,090
3M Co.                                    12,100               1,089
Fannie Mae                                15,000               1,070
Tyco International Ltd.                   30,965               1,026
American Express Co.                      19,900               1,022
Hewlett-Packard Co.                       47,224                 996
Abbott Laboratories                       24,200                 986
Comcast Corp., Class A (a)                34,862                 977
Viacom, Inc., Class B                     27,033                 966
Oracle Corp. (a)                          80,872                 965
eBay, Inc. (a)                            10,000                 920


                                                Number of           Value
                                                   Shares           (000)
                                         ----------------   -------------
Medtronic, Inc.                           18,800            $    916
Qualcomm, Inc.                            12,500                 912
Wachovia Corp.                            20,328                 905
Morgan Stanley Dean Witter & Co.          16,940                 894
Bank One Corp.                            17,319                 883
US Bancorp                                29,751                 820
Merrill Lynch & Co., Inc.                 15,000                 810
Disney (Walt) Co.                         31,700                 808
ConocoPhillips                            10,568                 806
Yahoo, Inc. (a)                           20,600                 748
Wyeth                                     20,600                 745
BellSouth Corp.                           28,300                 742
Bristol-Myers Squibb Co.                  30,000                 735
United Technologies Corp.                  8,000                 732
Goldman Sachs Group, Inc.                  7,500                 706
du Pont (E.I.) de Nemours & Co.           15,478                 688
Anheuser-Busch Cos., Inc.                 12,600                 680
Freddie Mac                               10,700                 677
Boeing (The) Co.                          13,076                 668
Gillette (The), Co.                       15,600                 661
Motorola, Inc.                            36,191                 660
Texas Instruments, Inc.                   26,800                 648
Lowe's Companies, Inc.                    12,200                 641
First Data Corp.                          13,758                 613
UnitedHealth Group, Inc.                   9,700                 604
AT&T Wireless Services, Inc. (a)          42,139                 603
Target Corp.                              14,100                 599
Dow (The) Chemical Co.                    14,410                 586
Schlumberger Ltd.                          9,100                 578
Walgreen Co.                              15,900                 576
Boston Scientific Corp. (a)               12,700                 544
Washington Mutual, Inc.                   13,907                 537
Applied Materials, Inc. (a)               26,000                 510
MBNA Corp.                                19,752                 509
Kimberly-Clark Corp.                       7,732                 509
Allstate (The) Corp.                      10,896                 507
McDonald's Corp.                          19,500                 507
Honeywell International, Inc.             13,287                 487
Colgate-Palmolive Co.                      8,200                 479

The Notes to Financial Statements are an integral part of these statements.

--------------------------------------------------------------------------------
TimesSquare VP S&P 500[RegTM] Index Fund Investments in Securities          19
June 30, 2004 (Unaudited) (Continued)




                                                    Number of           Value
                                                       Shares           (000)
                                             ----------------   -------------
Cardinal Health, Inc.                          6,775             $    475
Fifth Third Bancorp                            8,758                  471
Illinois Tool Works, Inc.                      4,800                  460
Carnival Corp.                                 9,700                  456
Nextel Communications, Inc., Class A (a)     17,000                   453
Alcoa, Inc.                                  13,468                   445
Ford Motor Co.                               28,297                   443
Caterpillar, Inc.                             5,400                   429
EMC Corp. (a)                                37,424                   427
Metlife, Inc.                                11,800                   423
Schering-Plough Corp.                        22,800                   421
St. Paul (The) Travelers Companies, Inc.     10,291                   417
Emerson Electric Co.                          6,500                   413
General Motors Corp.                          8,700                   405
Prudential Financial, Inc.                    8,400                   390
Sprint Corp. (FON Group)                     22,000                   387
Cendant Corp.                                15,604                   382
Automatic Data Processing, Inc.               9,100                   381
FedEx Corp.                                   4,600                   376
Marsh & McLennan Cos., Inc.                   8,200                   372
Lockheed Martin Corp.                         6,960                   362
Sysco Corp.                                  10,000                   359
Gannett Co., Inc.                             4,200                   356
Bank (The) of New York Co., Inc.             12,000                   354
Clear Channel Communications, Inc.            9,500                   351
Exelon Corp.                                 10,250                   341
Stryker Corp.                                 6,200                   341
Gap (The), Inc.                              13,862                   336
Zimmer Holdings, Inc. (a)                     3,780                   333
International Paper Co.                       7,451                   333
Avon Products, Inc.                           7,200                   332
Southern (The) Co.                           11,300                   329
National City Corp.                           9,400                   329
Baxter International, Inc.                    9,400                   324
Forest Laboratories, Inc. (a)                 5,700                   323
Aflac, Inc.                                   7,900                   322
Lehman Brothers Holdings, Inc.                4,280                   322
HCA, Inc.                                     7,700                   320
Biogen Idec, Inc. (a)                         5,035                   318


                                                    Number of           Value
                                                       Shares           (000)
                                             ----------------   -------------
Dominion Resources, Inc.                      4,999              $    315
BB&T Corp.                                    8,500                   314
Nike, Inc., Class B                           4,100                   311
Hartford Financial Services Group             4,500                   309
General Dynamics Corp.                        3,100                   308
Northrop Grumman Corp.                        5,678                   305
Countrywide Financial Corp.                   4,200                   295
Costco Wholesale Corp.                        7,100                   292
Harley-Davidson, Inc.                         4,700                   291
Occidental Petroleum Corp.                    6,000                   290
Progressive (The) Corp.                       3,400                   290
SunTrust Banks, Inc.                          4,400                   286
Duke Energy Corp.                            14,024                   285
SLM Corp.                                     7,000                   283
Sara Lee Corp.                               12,200                   280
General Mills, Inc.                           5,800                   276
Waste Management, Inc.                        8,932                   274
Analog Devices, Inc.                          5,800                   273
Corning, Inc. (a)                            20,900                   273
WellPoint Health Networks (a)                 2,400                   269
Guidant Corp.                                 4,800                   268
Kellogg Co.                                   6,400                   268
Maxim Integrated Products                     5,100                   267
Deere & Co.                                   3,800                   267
Starbucks Corp. (a)                           6,100                   265
Newmont Mining Corp.                          6,735                   261
CVS Corp.                                     6,100                   256
Golden West Financial Corp.                   2,400                   255
State Street Corp.                            5,200                   255
Best Buy Co., Inc.                            5,000                   254
Computer Associates International, Inc.       9,012                   253
Electronic Arts, Inc. (a)                     4,600                   251
Lucent Technologies, Inc. (a)                65,936                   249
Danaher Corp.                                 4,800                   249
Capital One Financial Corp.                   3,600                   246
Alltel Corp.                                  4,800                   243
Apollo Group, Inc., Class A (a)               2,700                   238
Union Pacific Corp.                           4,000                   238
Devon Energy Corp.                            3,600                   238

The Notes to Financial Statements are an integral part of these statements.

--------------------------------------------------------------------------------
TimesSquare VP S&P 500[RegTM] Index Fund Investments in Securities          20
June 30, 2004 (Unaudited) (Continued)




                                                       Number of           Value
                                                          Shares           (000)
                                                ----------------   -------------
Tribune Co.                                       5,100             $    232
Anadarko Petroleum Corp.                          3,933                  230
McGraw-Hill (The) Cos., Inc.                      3,000                  230
Raytheon Co.                                      6,400                  229
PNC Financial Services Group, Inc.                4,300                  228
Caremark Rx, Inc. (a)                             6,900                  227
Staples, Inc.                                     7,750                  227
Burlington Resources, Inc.                        6,220                  225
ConAgra Foods, Inc.                               8,300                  225
Kohl's Corp. (a)                                  5,300                  224
Sun Microsystems, Inc. (a)                      50,900                   221
Wrigley (Wm) Jr. Co.                             3,500                   221
Omnicom Group                                    2,900                   220
Broadcom Corp., Class A (a)                      4,700                   220
Apache Corp.                                     5,022                   219
Masco Corp.                                      7,000                   218
ManuLife Financial Corp.                         5,333                   216
Weyerhaeuser Co.                                 3,400                   215
Agilent Technologies, Inc. (a)                   7,328                   215
Heinz (H.J) Co.                                  5,400                   212
Symantec Corp. (a)                               4,800                   210
Kroger Co. (a)                                  11,500                   209
International Game Technology                    5,400                   208
Coca-Cola Enterprises, Inc.                      7,100                   206
Halliburton Co.                                  6,800                   206
Southwest Airlines Co.                          12,187                   204
St. Jude Medical, Inc. (a)                       2,700                   204
TXU Corp.                                        5,000                   203
Burlington Northern Santa Fe Corp.               5,767                   202
Schwab, (The) Charles Corp.                     21,025                   202
Becton Dickinson & Co.                           3,900                   202
Entergy Corp.                                    3,600                   202
Marathon Oil Corp.                               5,300                   201
Praxair, Inc.                                    5,000                   200
Aetna, Inc.                                      2,342                   199
SouthTrust Corp.                                 5,100                   198
Chubb Corp.                                      2,900                   198
Mellon Financial Corp.                           6,700                   197
Paychex, Inc.                                    5,800                   197


                                                       Number of           Value
                                                          Shares           (000)
                                                ----------------   -------------
Baker Hughes, Inc.                               5,190              $    195
Franklin Resources, Inc.                         3,900                   195
American Electric Power Co., Inc.                6,100                   195
Keycorp                                          6,516                   195
Lexmark International, Inc., Class A (a)         2,000                   193
FirstEnergy Corp.                                5,100                   191
Linear Technology Corp.                          4,800                   189
TJX Cos., Inc.                                   7,800                   188
Anthem, Inc. (a)                                 2,100                   188
Apple Computer, Inc. (a)                         5,700                   185
FPL Group, Inc.                                  2,900                   185
Hershey Foods Corp.                              4,000                   185
Ingersoll-Rand Co., Class A                      2,700                   184
Air Products & Chemicals, Inc.                   3,500                   184
Veritas Software Corp. (a)                       6,600                   183
ACE Ltd.                                         4,300                   182
PG&E Corp. (a)                                   6,500                   182
AT&T Corp.                                      12,285                   180
Marriott International, Inc., Class A            3,600                   180
Allergan, Inc.                                   2,000                   179
Xerox Corp. (a)                                 12,300                   178
Biomet, Inc.                                     4,000                   178
Clorox Co.                                       3,300                   177
Bed Bath & Beyond, Inc. (a)                      4,600                   177
Xilinx, Inc.                                     5,300                   177
Principal Financial Group                        5,000                   174
Loews Corp.                                      2,900                   174
Fortune Brands, Inc.                             2,300                   173
Safeway, Inc. (a)                                6,800                   172
Adobe Systems, Inc.                              3,700                   172
Campbell Soup Co.                                6,400                   172
Yum! Brands, Inc.                                4,580                   170
Equity Office Properties Trust                   6,200                   169
Archer-Daniels-Midland Co.                       9,987                   168
Progress Energy, Inc.                            3,800                   167
Genzyme Corp. (General Division) (a)             3,500                   166
PPG Industries, Inc.                             2,600                   162
Norfolk Southern Corp.                           6,100                   162
Univision Communications, Inc., Class A (a)      5,000                   159

The Notes to Financial Statements are an integral part of these statements.

--------------------------------------------------------------------------------
TimesSquare VP S&P 500[RegTM] Index Fund Investments in Securities          21
June 30, 2004 (Unaudited) (Continued)




                                                Number of           Value
                                                   Shares           (000)
                                              -----------   -------------
Pitney Bowes, Inc.                            3,600          $    159
Monsanto Co.                                  4,135               159
Penney (J.C.) Co., Inc.                       4,200               159
XL Capital Ltd.                               2,100               158
M&T Bank Corp                                 1,800               157
Medco Health Solutions, Inc. (a)              4,166               156
Paccar, Inc.                                  2,687               156
Eaton Corp.                                   2,400               155
McKesson Corp.                                4,523               155
Johnson Controls, Inc.                        2,900               155
Simon Property Group, Inc.                    3,000               154
Unocal Corp.                                  4,000               152
Albertson's, Inc.                             5,713               152
CIGNA Corp. (b)                               2,200               151
Charter One Financial, Inc.                   3,424               151
Comerica, Inc.                                2,750               151
Moody's Corp.                                 2,300               149
Kla-Tencor Corp. (a)                          3,000               148
Public Service Enterprise Group               3,700               148
Valero Energy Corp.                           2,000               148
Rohm & Haas Co.                               3,485               145
Georgia-Pacific Corp.                         3,916               145
Micron Technology, Inc. (a)                   9,400               144
Transocean, Inc. (a)                          4,971               144
Northern Trust Corp.                          3,400               144
Starwood Hotels & Resorts Worldwide, Inc.     3,200               144
Electronic Data Systems Corp.                 7,400               142
Consolidated Edison, Inc.                     3,500               139
AmSouth Bancorp                               5,400               138
Federated Department Stores                   2,800               137
AON Corp.                                     4,825               137
Bear Stearns (The) Cos., Inc.                 1,625               137
Marshall & Ilsley Corp.                       3,500               137
Quest Diagnostics                             1,600               136
Computer Sciences Corp. (a)                   2,900               135
Limited Brands, Inc.                          7,200               135
Block (H&R), Inc.                             2,800               134
American Standard Cos., Inc. (a)              3,300               133
Lincoln National Corp.                        2,800               132


                                                Number of           Value
                                                   Shares           (000)
                                              -----------   -------------
Altera Corp. (a)                              5,900          $    131
Dover Corp.                                   3,100               131
Chiron Corp. (a)                              2,900               129
Sears Roebuck and Co.                         3,400               128
Edison International                          5,000               128
Equity Residential                            4,300               128
Ecolab, Inc.                                  4,000               127
MBIA, Inc.                                    2,200               126
Textron, Inc.                                 2,100               125
Regions Financial Corp.                       3,400               124
Cintas Corp.                                  2,600               124
PPL Corp.                                     2,700               124
National Semiconductor Corp. (a)              5,600               123
Sempra Energy                                 3,554               122
May (The) Department Stores Co.               4,450               122
Pepsi Bottling Group, Inc.                    4,000               122
Mattel, Inc.                                  6,645               121
AMBAC Financial Group, Inc.                   1,650               121
Ameren Corp.                                  2,800               120
Intuit, Inc. (a)                              3,100               120
Eastman Kodak Co.                             4,400               119
Synovus Financial Corp.                       4,650               118
Fiserv, Inc. (a)                              3,000               117
ITT Industries, Inc.                          1,400               116
BJ Services Co. (a)                           2,500               115
Sungard Data Systems, Inc. (a)                4,400               114
Cincinnati Financial Corp.                    2,625               114
Network Appliance, Inc. (a)                   5,300               114
MGIC Investment Corp.                         1,500               114
Kinder Morgan, Inc.                           1,900               113
Jefferson-Pilot Corp.                         2,212               112
Autozone, Inc. (a)                            1,400               112
Affiliated Computer Services, Inc. (a)        2,100               111
Amerada Hess Corp.                            1,400               111
Hilton Hotels Corp.                           5,900               110
Phelps Dodge Corp.                            1,416               110
Donnelley (RR) & Sons Co.                     3,300               109
Avery Dennison Corp.                          1,700               109
Rockwell Automation, Inc.                     2,900               109

The Notes to Financial Statements are an integral part of these statements.

--------------------------------------------------------------------------------
TimesSquare VP S&P 500[RegTM] Index Fund Investments in Securities          22
June 30, 2004 (Unaudited) (Continued)




                                                     Number of           Value
                                                        Shares           (000)
                                              ----------------   -------------
Parker Hannifin Corp.                           1,825             $    109
CSX Corp.                                       3,300                  108
EOG Resources, Inc.                             1,800                  107
DTE Energy Co.                                  2,600                  105
Genuine Parts Co.                               2,650                  105
Peoplesoft, Inc. (a)                            5,630                  104
Nabors Industries Ltd. (a)                      2,300                  104
Xcel Energy, Inc.                               6,220                  104
Cinergy Corp.                                   2,720                  103
Avaya, Inc. (a)                                 6,528                  103
New York Times Co., Class A                     2,300                  103
Dollar General Corp.                            5,247                  103
AmerisourceBergen Corp.                         1,700                  102
Newell Rubbermaid, Inc.                         4,207                   99
Pulte Homes, Inc.                               1,900                   99
Constellation Energy Group, Inc.                2,600                   99
Qwest Communications International (a)        27,301                    98
Torchmark Corp.                                1,800                    97
Tenet Healthcare Corp. (a)                     7,150                    96
T. Price Rowe Group, Inc.                      1,900                    96
Sherwin-Williams (The) Co.                     2,300                    96
Molex, Inc.                                    2,975                    95
AES (The) Corp. (a)                            9,600                    95
Williams Companies., Inc.                      8,000                    95
Express Scripts, Inc. (a)                      1,200                    95
Harrah's Entertainment, Inc.                   1,750                    95
UST, Inc.                                      2,600                    94
Rockwell Collins, Inc.                         2,800                    93
Safeco Corp.                                   2,100                    92
Prologis                                       2,800                    92
Delphi Corp.                                   8,626                    92
Nucor Corp.                                    1,200                    92
KeySpan Corp.                                  2,500                    92
Brown-Forman Corp., Class B                    1,900                    92
Plum Creek Timber Co., Inc.                    2,800                    91
Waters Corp. (a)                               1,900                    91
Bard (C.R.), Inc.                              1,600                    91
MeadWestvaco Corp.                             3,076                    90
Freeport-McMoRan Copper & Gold, Class B        2,700                    90


                                                     Number of           Value
                                                        Shares           (000)
                                              ----------------   -------------
Nordstrom, Inc.                                2,100              $     89
Medimmune, Inc. (a)                            3,800                    89
Union Planters Corp.                           2,950                    88
Interpublic (The) Group of Cos., Inc. (a)      6,400                    88
Reynolds (RJ) Tobacco Holdings, Inc.           1,300                    88
North Fork Bancorporation, Inc.                2,300                    88
Centex Corp.                                   1,900                    87
IMS Health, Inc.                               3,700                    87
Knight-Ridder, Inc.                            1,200                    86
First Horizon National Corp.                   1,900                    86
Zions Bancorporation                           1,400                    86
Office Depot, Inc. (a)                         4,800                    86
Advanced Micro Devices, Inc. (a)               5,400                    86
Health Management Associates, Class A          3,800                    85
Tiffany & Co.                                  2,300                    85
NiSource, Inc.                                 4,100                    85
JDS Uniphase Corp. (a)                        22,200                    84
Solectron Corp. (a)                           12,900                    83
Cooper Industries Ltd., Class A                1,400                    83
Mylan Laboratories                             4,100                    83
Scientific-Atlanta, Inc.                       2,400                    83
VF Corp.                                       1,700                    83
Kerr-McGee Corp.                               1,538                    83
Siebel Systems, Inc. (a)                       7,700                    82
Family Dollar Stores, Inc.                     2,700                    82
Huntington Bancshares, Inc.                    3,566                    82
Grainger (W.W.), Inc.                          1,400                    81
Leggett & Platt, Inc.                          3,000                    80
Thermo Electron Corp. (a)                      2,600                    80
Noble Corp. (a)                                2,100                    80
Jones Apparel Group, Inc.                      2,000                    79
EL Paso Corp.                                  9,943                    78
Jabil Circuit, Inc. (a)                        3,100                    78
Robert Half International, Inc.                2,600                    77
Sunoco, Inc.                                   1,200                    76
Vulcan Materials Co.                           1,600                    76
Whirlpool Corp.                                1,100                    75
Novellus Systems, Inc. (a)                     2,400                    75
Black & Decker Corp.                           1,200                    75

The Notes to Financial Statements are an integral part of these statements.

--------------------------------------------------------------------------------
TimesSquare VP S&P 500[RegTM] Index Fund Investments in Securities          23
June 30, 2004 (Unaudited) (Continued)




                                                    Number of           Value
                                                       Shares           (000)
                                             ----------------   -------------
NCR Corp. (a)                                1,500               $     74
UnumProvident Corp.                          4,625                     74
Autonation, Inc. (a)                         4,300                     74
Sanmina-SCI Corp. (a)                        8,000                     73
Autodesk, Inc.                               1,700                     73
Sealed Air Corp. (a)                         1,361                     73
RadioShack Corp.                             2,500                     72
McCormick & Co., Inc.                        2,100                     71
Unisys Corp. (a)                             5,100                     71
Alberto-Culver Co.                           1,400                     70
Mercury Interactive Corp. (a)                1,400                     70
Applera Corp.--Applied Biosystems Group      3,200                     70
Teradyne, Inc. (a)                           3,000                     68
CenturyTel, Inc.                             2,250                     68
Hospira, Inc. (a)                            2,420                     67
Providian Financial Corp. (a)                4,500                     66
Allied Waste Industries, Inc. (a)            5,000                     66
Sigma-Aldrich Corp.                          1,100                     66
Ball Corp.                                     900                     65
BMC Software, Inc. (a)                       3,500                     65
Supervalu, Inc.                              2,100                     64
E*Trade Financial Corp. (a)                  5,700                     64
United States Steel Corp.                    1,800                     63
Engelhard Corp.                              1,950                     63
Wendy's International, Inc.                  1,800                     63
Fluor Corp.                                  1,300                     62
Liz Claiborne, Inc.                          1,700                     61
Janus Capital Group, Inc.                    3,700                     61
American Power Conversion                    3,100                     61
Pactiv Corp. (a)                             2,400                     60
Comverse Technology, Inc. (a)                3,000                     60
Sabre Holdings Corp., Class A                2,140                     59
Stanley (The) Works                          1,300                     59
Dow Jones & Co., Inc.                        1,300                     59
Goodrich Corp.                               1,800                     58
Ashland, Inc.                                1,100                     58
Brunswick Corp.                              1,400                     57
Pinnacle West Capital Corp.                  1,400                     57
Reliant Energy, Inc. (a)                     5,210                     56


                                                    Number of           Value
                                                       Shares           (000)
                                             ----------------   -------------
Tellabs, Inc. (a)                            6,400               $     56
Eastman Chemical Co.                         1,200                     55
Temple-Inland, Inc.                            800                     55
Equifax, Inc.                                2,200                     54
Centerpoint Energy, Inc.                     4,707                     54
Citizens Communications Co. (a)              4,400                     53
Symbol Technologies, Inc.                    3,600                     53
Toys R US, Inc. (a)                          3,300                     53
Darden Restaurants, Inc.                     2,550                     52
International Flavors & Fragrances, Inc.     1,400                     52
Bausch & Lomb, Inc.                            800                     52
Federated Investors, Inc., Class B           1,700                     52
Nvidia Corp. (a)                             2,500                     51
Citrix Systems, Inc. (a)                     2,500                     51
Hasbro, Inc.                                 2,675                     51
Andrew Corp. (a)                             2,493                     50
Pall Corp.                                   1,900                     50
Boise Cascade Corp.                          1,300                     49
Novell, Inc. (a)                             5,800                     49
KB Home                                        700                     48
Dana Corp.                                   2,343                     46
Manor Care, Inc.                             1,400                     46
Watson Pharmaceuticals, Inc. (a)             1,700                     46
Bemis Co.                                    1,600                     45
Millipore Corp. (a)                            800                     45
LSI Logic Corp. (a)                          5,900                     45
Tektronix, Inc.                              1,300                     44
Meredith Corp.                                 800                     44
Cummins, Inc.                                  700                     44
Monster Worldwide, Inc. (a)                  1,700                     44
Apartment Investment & Mgt. Co., Class A     1,400                     44
Coors (Adolph) Co., Class B                    600                     43
King Pharmaceuticals, Inc. (a)               3,766                     43
Circuit City Stores, Inc.                    3,300                     43
Navistar International Corp. (a)             1,100                     43
Humana, Inc. (a)                             2,500                     42
PerkinElmer, Inc.                            2,000                     40
Ryder System, Inc.                           1,000                     40
QLogic Corp. (a)                             1,500                     40

The Notes to Financial Statements are an integral part of these statements.

--------------------------------------------------------------------------------
TimesSquare VP S&P 500[RegTM] Index Fund Investments in Securities          24
June 30, 2004 (Unaudited) (Continued)




                                                Number of           Value
                                                   Shares           (000)
                                         ----------------   -------------
Compuware Corp. (a)                              5,900       $     39
Rowan Cos., Inc. (a)                             1,600             39
PMC--Sierra, Inc. (a)                            2,700             39
Louisiana-Pacific Corp.                          1,600             38
ADC Telecommunications, Inc. (a)               12,500              35
Deluxe Corp.                                      800              35
TECO Energy, Inc.                               2,900              35
Convergys Corp. (a)                             2,200              34
Reebok International Ltd.                         900              32
Carmax, Inc. (a)                                1,475              32
Snap-On, Inc.                                     950              32
Del Monte Foods Co. (a)                         3,081              31
Allegheny Energy, Inc. (a)                      2,000              31
Maytag Corp.                                    1,200              29
Dillard's, Inc., Class A                        1,300              29
Crane Co.                                         900              28
Calpine Corp. (a)                               6,400              28
Advanced Medical Optics, Inc. (a)                 644              27
Ciena Corp. (a)                                 7,300              27
Worthington Industries                          1,300              27
Smucker (J.M.) Co.                                578              27
Gateway, Inc. (a)                               5,800              26
Big Lots, Inc. (a)                              1,800              26
Applied Micro Circuits Corp. (a)                4,800              26
Cooper Tire & Rubber Co.                        1,100              25
Peoples Energy Corp.                              600              25
Dynegy, Inc., Class A (a)                       5,800              25
Goodyear (The) Tire & Rubber Co. (a)            2,700              25
Thomas & Betts Corp.                              900              25
Visteon Corp.                                   2,051              24
Nicor, Inc.                                       700              24
American Greetings, Class A (a)                 1,000              23
Allegheny Technologies, Inc.                    1,270              23
CMS Energy Corp. (a)                            2,500              23
Great Lakes Chemical Corp.                        800              22
Hercules, Inc. (a)                              1,700              21
Parametric Technology Corp. (a)                 4,100              21
Piper Jaffray Companies (a)                       381              17
Winn-Dixie Stores, Inc. (a)                     2,200              16


                                                Number of           Value
                                                   Shares           (000)
                                         ----------------   -------------
Power-One, Inc. (a)                             1,300        $     14
Delta Air Lines, Inc. (a)                       1,900              14
Texas Genco Holdings, Inc.                        300              14
Eagle Materials, Inc.                             178              12
EnPro Industries, Inc. (a)                        460              11
Hudson Highland Group, Inc. (a)                   165               5
Eagle Materials, Inc.                              53               4
Mirant Corp. (a)                                7,960               3
Cavco Industries, Inc. (a)                         60               2
Agere Systems, Inc., Class A (a)                  823               2
Unilever NV                                         1              --
Kadant, Inc. (a)                                    1              --
                                                             --------
Total Common Stocks
 (Cost - $164,358)                                            164,668
                                                             --------
SHORT-TERM OBLIGATIONS - 7.7%
Money Market Fund - 5.5%
TimesSquare VP Money Market Fund (c)     9,730,888              9,731
                                                             --------


                                                    Principal
                                                        (000)
                                                   ----------
U.S. Government - 2.2%
U.S. Treasury Bills,
 0.98%, 9/30/04 (d)                                $ 1,500          1,496
 1.00%, 9/30/04 (d)                                  2,500          2,494
                                                                    -----
                                                                    3,990
                                                                    -----
Total Short-Term Obligations
 (Cost - $13,721)                                                  13,721
                                                                   ------
TOTAL INVESTMENTS IN SECURITIES - 99.9%
 (Total Cost - $178,079) (e)                                      178,389
Cash and Other Assets, Less Liabilities - 0.1%                        121
                                                                  -------
NET ASSETS - 100.0%                                             $ 178,510
                                                                =========



The Notes to Financial Statements are an integral part of these statements.

--------------------------------------------------------------------------------
TimesSquare VP S&P 500[RegTM] Index Fund Investments in Securities          25
June 30, 2004 (Unaudited) (Continued)


--------------------------------------------------------------------------------

NOTES TO INVESTMENTS IN SECURITIES
(a) Non-income producing securities.
(b) TimesSquare Capital Management, Inc., the fund's
    Investment Adviser, is an indirect wholly owned
    subsidiary of CIGNA Corp.
(c) TimesSquare Capital Management, Inc., the fund's
    Investment Adviser, is also the Adviser to the
    TimesSquare VP Money Market Fund.
(d) This security, or a portion thereof, was pledged as
    collateral for Stock Index Futures Contracts. At June
    30, 2004, the Fund was long 50 S&P 500[RegTM] Futures
    Contracts expiring in September 2004. Unrealized
    gains amounted to $211,875. Underlying face value
    was $14,043,125 and underlying market value was
$    14,255,000.
   Tax Information
(e) At June 30, 2004, the net unrealized depreciation of
    investments, based on cost for federal income tax
    purposes of $178,950,080, was as follows:
   Aggregate gross unrealized appreciation for all
    investments in which there was an excess of value
    over tax cost                                             $27,339,124
   Aggregate gross unrealized depreciation for all
    investments in which there was an excess of tax
    cost over value                                           (27,900,693)
                                                              -----------
   Unrealized depreciation - net                              $  (561,569)
                                                              ===========



--------------------------------------------------------------------------------

   CIGNA Variable Products S&P 500[RegTM] Index Fund
                                      Market      % of
                                       Value      Net
Ten Largest Positions (Unaudited)      (000)     Assets
----------------------------------- ---------- ---------
    General Electric Co.            $ 5,113        2.9%
    Microsoft Corp.                   4,770        2.7
    Exxon Mobil Corp.                 4,504        2.5
    Pfizer, Inc.                      4,046        2.3
    Citigroup, Inc.                   3,705        2.1
    Wal-Mart Stores, Inc.             3,535        2.0
    American International Group      2,879        1.6
    Intel Corp.                       2,768        1.6
    Bank of America Corp.             2,675        1.5
    Johnson & Johnson                 2,556        1.4


The Notes to Financial Statements are an integral part of these statements.

--------------------------------------------------------------------------------
TimesSquare VP S&P 500[RegTM] Index Fund                                    26


Statement of Assets and Liabilities
June 30, 2004 (Unaudited)
(In Thousands)



Assets:
Investments in securities at value                              $ 178,389
Interest and dividends receivable, net of withholding taxes           184
Investment for Trustees' deferred compensation plan                    88
Futures variation margin receivable                                    57
Receivable for fund shares sold                                         4
                                                                ---------
  Total assets                                                    178,722
                                                                ---------
Liabilities:
Deferred Trustees' fees payable                                        88
Custodian fees payable                                                 26
Audit and legal fees payable                                           21
Payable for Fund shares redeemed                                       19
Administrative services fees payable                                   19
Insurance expenses payable                                             14
Shareholder reports payable                                            13
Advisory fees payable                                                  12
                                                                ---------
  Total liabilities                                                   212
                                                                ---------
Net Assets                                                      $ 178,510
                                                                =========
Components of Net Assets:
Paid in capital                                                 $ 157,320
Undistributed net investment income                                 2,204
Accumulated net realized gain                                      18,464
Net unrealized appreciation of investments and futures                522
                                                                ---------
Net Assets                                                      $ 178,510
                                                                =========
Shares Outstanding                                                 10,914
                                                                =========
Net Asset Value and Redemption Price per Share                  $   16.36
                                                                =========
Cost of Investments                                             $ 178,079
                                                                =========


Statement of Operations
For the Six Months Ended June 30, 2004 (Unaudited)
(In Thousands)



Investment Income:
Income:
   Dividends                                               $ 1,581
   Interest                                                     17
                                                           -------
                                                             1,598
Expenses:
   Investment advisory fees                     $ 225
   Custodian fees and expenses                    78
   Administrative services fees                   46
   Auditing and legal fees                        22
   Shareholder reports                            12
   Transfer agent fees                             3
   Trustees' fees                                  3
   Other                                           3
                                                -----
   Total expenses                                392
   Less expenses waived by Adviser              (127)
                                                -----
   Net expenses                                 $265
                                                -----
Net Investment Income                                        1,333
                                                           -------
Realized and Unrealized Gain on
   Investments:
   Net realized gain from:
    Futures contracts                                        1,747
    Investments                                             16,845
                                                           -------
                                                            18,592
                                                           -------
   Net change in unrealized appreciation of:
    Futures contracts                                         (332)
    Investments                                            (11,832)
                                                           -------
                                                           (12,164)
                                                           -------
Net Realized and Unrealized Gain on
   Investments                                               6,428
                                                           -------
Net Increase in Net Assets Resulting from
   Operations                                              $ 7,761
                                                           =======



The Notes to Financial Statements are an integral part of these statements.

--------------------------------------------------------------------------------
TimesSquare VP S&P 500[RegTM] Index Fund                                    27


Statements of Changes in Net Assets
(In Thousands)






                                                  For the Six           For the
                                                  Months Ended        Year Ended
                                                 June 30, 2004       December 31,
                                                  (Unaudited)            2003
                                               -----------------   ----------------
Operations:
Net investment income                          $    1,333          $   2,898
Net realized gain on investments                   18,592              5,298
Net unrealized appreciation (depreciation)
   on investments                                 (12,164)            43,080
                                               ----------          ----------
Net increase in net assets from operations          7,761             51,276
                                               ----------          ----------
Dividends and Distributions:
From net investment income                             --             (4,276)
From net realized gain                                 --             (2,574)
                                               ----------          ----------
Total dividends and distributions                      --             (6,850)
                                               ----------          ----------
Capital Share Transactions:
Net proceeds from shares sold                       4,866             66,928
Net asset value of shares issued to
   shareholders in reinvestment of
   dividends and distributions                         --              6,850
                                               ----------          ----------
                                                    4,866             73,778
Cost of shares redeemed                           (68,206)           (71,408)
                                               ----------          ----------
Net increase (decrease) in net assets from
   Fund share transactions                        (63,340)             2,370
                                               ----------          ----------
Net Increase (Decrease) in Net Assets             (55,579)            46,796
Net Assets:
Beginning of period                               234,089            187,293
                                               ----------          ----------
End of period*                                 $  178,510          $ 234,089
                                               ==========          ==========
* includes undistributed net investment
  income of:                                   $    2,204          $     871
                                               ==========          ==========


                                                  For the Six           For the
                                                  Months Ended        Year Ended
                                                 June 30, 2004       December 31,
                                                  (Unaudited)            2003
                                               -----------------   ----------------
Transactions in Capital Stock:
Shares sold                                           300              4,884
Shares issued in reinvestment of
   dividends and distributions                         --                439
                                               ----------          ----------
                                                      300              5,323
Shares redeemed                                    (4,172)            (5,261)
                                               ----------          ----------
Net increase (decrease) in shares
   outstanding                                     (3,872)                62
                                               ==========          ==========

The Notes to Financial Statements are an integral part of these statements.

--------------------------------------------------------------------------------
TimesSquare VP S&P 500[RegTM] Index Fund                                    28


Financial Highlights


                                                      For the Six
                                                      Months Ended
                                                     June 30, 2004
                                                      (Unaudited)
                                                   -----------------
Per Share Operating Performance:
Net asset value, beginning of period                  $    15.83
                                                      ----------
Income from investment operations:
Net investment income (a)                                   0.14
Net realized and unrealized gain (loss)                     0.39
                                                      ----------
Total from investment operations                            0.53
                                                      ----------
Less dividends and distributions:
From net investment income                                    --
From capital gains                                            --
                                                      ----------
Total dividends and distributions                             --
                                                      ----------
Net asset value, end of period                        $    16.36
                                                      ==========
Total Return (b)                                            3.35%(c)
Ratios to Average Net Assets:
Gross expenses                                              0.37%(d)
Fees and expenses waived or borne by the Adviser            0.12%(d)
Net expenses                                                0.25%(d)
Net investment income                                       1.26%(d)
Portfolio Turnover                                             1%(c)
Net assets, End of Period (000 omitted)               $  178,510
(a) Net investment income per share has been calculated in accordance with SEC requirements, with the exception that end of the year accumulated
  undistributed/(overdistributed) net investment income has not been adjusted to reflect current year permanent differences between financial and
  tax accounting.
(b) Had the Adviser not waived or reimbursed a portion of expenses, total return would have been reduced.
(c) Not annualized
(d) Annualized



                                                                      For the Year Ended December 31,
                                                   ----------------------------------------------------------------------
                                                       2003          2002           2001           2000          1999
                                                   ------------ -------------- -------------- -------------- ------------
Per Share Operating Performance:
Net asset value, beginning of period                $  12.72      $   17.31      $   19.95      $   22.83     $  19.73
                                                    --------      ---------      ---------      ---------     --------
Income from investment operations:
Net investment income (a)                               0.21          0.23           0.23           0.35          0.32
Net realized and unrealized gain (loss)                 3.38       (  4.13)       (  2.66)       (  2.49)         3.75
                                                    --------      ---------      ---------      ---------     --------
Total from investment operations                        3.59       (  3.90)       (  2.43)       (  2.14)         4.07
                                                    --------      ---------      ---------      ---------     --------
Less dividends and distributions:
From net investment income                            (  0.30)     (  0.22)       (  0.21)       (  0.44)       (  0.51)
From capital gains                                    (  0.18)     (  0.47)            --        (  0.30)       (  0.46)
                                                    ---------     ---------      ---------      ---------     ---------
Total dividends and distributions                     (  0.48)     (  0.69)       (  0.21)       (  0.74)       (  0.97)
                                                    ---------     ---------      ---------      ---------     ---------
Net asset value, end of period                      $  15.83      $   12.72      $   17.31      $   19.95     $  22.83
                                                    =========     =========      =========      =========     =========
Total Return (b)                                        28.27%     ( 22.51)%      ( 12.18)%      (  9.37)%        20.77%
Ratios to Average Net Assets:
Gross expenses                                           0.37%        0.37%          0.35%          0.36%          0.38%
Fees and expenses waived or borne by the Adviser         0.12%        0.12%          0.10%          0.11%          0.13%
Net expenses                                             0.25%        0.25%          0.25%          0.25%          0.25%
Net investment income                                    1.42%        1.32%          1.38%          1.64%          1.57%
Portfolio Turnover                                          2%           7%             2%             4%             3%
Net assets, End of Period (000 omitted)             $ 234,089     $ 187,293      $ 302,802      $ 292,739     $ 282,781
(a) Net investment income per share has been calculated in accordance with SEC requirements, with the exception that end of the year accumulated
  undistributed/(overdistributed) net investment income has not been adjusted to reflect current year permanent differences between financial and
  tax accounting.
(b) Had the Adviser not waived or reimbursed a portion of expenses, total return would have been reduced.
(c) Not annualized
(d) Annualized



The Notes to Financial Statements are an integral part of these statements.

--------------------------------------------------------------------------------
TimesSquare VP S&P 500[RegTM] Index Fund Notes to Financial Statements      29
(Unaudited)

1. Utilization of Indexation Approach.
TimesSquare VP S&P 500[RegTM] Index Fund (the "Fund") seeks to achieve its long-term growth objective by attempting to replicate the total return performance, reduced by Fund expenses, of the Standard & Poor's 500[RegTM] Composite Stock Price Index.

2. Significant Accounting Policies. The Fund is a separate series of CIGNA Variable Products Group, a Massachusetts business trust (the "Trust"). The Trust is registered under the Investment Company Act of 1940, as amended, as a diversified, open-end management investment company. The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. Actual results could differ from those estimates. The following is a summary of significant accounting policies consistently followed by the Fund in the preparation of its financial statements.

A. Security Valuation -- Equity securities, including warrants, that are listed on a national securities exchange or are part of the NASDAQ National Market System are valued at the last sale price or, if there has been no sale that day, at the last bid price. Debt and other equity securities traded in the over-the-counter market, including listed securities whose primary markets are believed to be over-the-counter, are valued at the most recent bid price. Short-term investments with remaining maturities of up to and including 60 days are valued at amortized cost, which approximates market. Short-term investments that mature in more than 60 days are valued at current market quotations. Other securities and assets of the Fund are appraised at fair value, as determined in good faith by, or under the authority of, the Trust's Board of Trustees. The Fund's Board of Trustees has designated the Pricing Committee of TimesSquare Capital Management, Inc. to make, pursuant to procedures approved by the Board and under the Board's supervision, all necessary determinations of fair value for the portfolio securities for which market quotations are not readily available. When fair valuing securities, the Pricing Committee takes into account factors such as fundamental and analytical information about the security, the nature and duration of any restrictions on disposition of the security, market information (including, for example, factors such as historical price relationships and valuations for securities with similar characteristics), and evaluation of significant market events. If events occurring after the close of the principal market in which securities are traded (but before the close of regular trading on the NYSE) are believed to materially affect the value of those securities, such securities are valued at their fair value, taking such events into account.

B. Futures Contracts -- The Fund is authorized to enter into S&P 500[RegTM] futures contracts. The Fund may use futures contracts with the objective of earning returns on its short-term investments equivalent to returns on the S&P 500[RegTM] Composite Stock Index. As a result, the purchase of futures contracts simulates a fully invested position in the underlying index, while maintaining liquidity. Upon entering into a futures contract, the Fund is required to pledge to the broker an amount of cash and/or securities equal to the initial margin requirements. During the period a futures contract is open, changes in the value of a contract are recognized as unrealized gains or losses by "marking to market" on a daily basis to reflect the market value of the contract at the end of each day's trading. Daily variation margin payments are received or made, depending on whether there were unrealized gains or losses. When a contract is closed, the Fund records a realized gain or loss equal to the

--------------------------------------------------------------------------------
TimesSquare VP S&P 500[RegTM] Index Fund Notes to Financial Statements      30
(Unaudited) (Continued)

difference between the value of the contract at the time it was opened and the value at the time it was closed. Futures contracts include the risk that a change in the value of the contract may not correlate with the value of the underlying securities and the possibility of an illiquid market.

C. Security Transactions and Related Investment Income -- Security transactions are accounted for on the trade date (date the order to buy or sell is executed). Dividend income is recorded on the ex-dividend date, and interest income is recorded on the accrual basis. Securities gains and losses are determined on the basis of identified cost.

D. Federal Taxes -- It is the Fund's policy to continue to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income and capital gains to its shareholders. Therefore, no federal income or excise taxes on realized income or net capital gains have been accrued.

E. Dividends and Distributions to Shareholders -- Dividends from net investment income and distributions from net capital gains, to the extent such gains would otherwise be taxable to the Fund, are declared and distributed at least annually. Dividends and distributions are recorded by the Fund on the ex-dividend date. The timing and characterization of certain income and capital gains distributions are determined in accordance with federal tax regulations, which may differ from generally accepted accounting principles. These differences are primarily due to differing book and tax treatment for wash sales, real estate investment trusts income and capital loss carryforwards. To the extent that such differences are permanent, a reclassification to Components of Net Assets may be required. As a result, at December 31, 2003, the Fund increased its undistributed net investment income by $2,123,183, decreased accumulated net realized gain by $2,124,450 and increased paid in capital by $1,267.

3. Investment Advisory Fees and Other Transactions with Affiliates. Investment advisory fees are paid or accrued to TimesSquare Capital Management, Inc. ("TimesSquare"), certain officers and directors of which are affiliated with the Fund. Such advisory fees are based on an annual rate of 0.25% applied to the daily average net assets of the Fund. TimesSquare has contractually agreed to reimburse the Fund for any amount by which its expenses (including the advisory fee, but excluding interest, taxes, amortized organization expenses, transaction costs incurred in acquiring and disposing of portfolio securities, and extraordinary expenses) exceed, on an annual basis, 0.25% of average daily net assets until April 30, 2004, and thereafter to the extent described in the Fund's then current prospectus. Effective May 1, 2002, TimesSquare retains the right to be repaid by the Fund if the Fund's expenses fall below the percentage specified above prior to the end of the fiscal year or within three years after TimesSquare waives advisory fees or reimburses a Fund's operating expenses. The Fund's remaining contingent liability and expiration dates are as shown below:



       Remaining
 Contingent Liability     Expires during     Expires during     Expires during
        (000's)            2005 (000's)       2006 (000's)       2007 (000's)
----------------------   ----------------   ----------------   ---------------
       $     609               $230               $252               $127

Pursuant to an Exemptive Order issued by the Securities and Exchange Commission, the Fund may invest its excess cash in the affiliated TimesSquare VP Money Market Fund ("TSVPMM") managed by TimesSquare. TimesSquare will waive the amount of its advisory fee for the Fund in an amount that offsets the amount of the advisory fees incurred in the affiliated Fund. For the six months ended June 30, 2004, TimesSquare waived

--------------------------------------------------------------------------------
TimesSquare VP S&P 500[RegTM] Index Fund Notes to Financial Statements      31
(Unaudited) (Continued)

$39,925 of its advisory fees payable by the Fund. Income distributions from TSVPMM, which amounted to $72,602 for the six months ended June 30, 2004, are recorded as dividend income in the Statement of Operations.

For administrative services, the Fund reimburses TimesSquare for a portion of the compensation and related expenses of the Fund's Treasurer and Secretary and certain persons who assist in carrying out the responsibilities of those offices. For the six months ended June 30, 2004, the Fund paid or accrued $45,662.

TimesSquare is an indirect, wholly-owned subsidiary of CIGNA Corporation.

4. Trustees' Fees. Trustees' fees represent remuneration paid or accrued to trustees who are not employees of CIGNA Corporation or any of its affiliates. Trustees may elect to defer receipt of all or a portion of their fees, which are invested in mutual fund shares in accordance with a deferred compensation plan.

5. Purchases and Sales of Securities.
Purchases and sales of securities, excluding short-term obligations, for the six months ended June 30, 2004, were $0 and $501,847 respectively, for U.S. Government and Agency Obligations and $1,692,075 and $45,397,423 respectively, for all other securities.

6. Capital Stock. The Fund offers an unlimited number of shares of beneficial interest without par value. Of the 10,914,165 shares outstanding at June 30, 2004, 10,737,322 shares were held by Connecticut General Life Insurance Company ("CG Life") relating to variable annuity and variable universal life insurance contracts issued by CG Life. CG Life is an indirect, wholly-owned subsidiary of CIGNA Corporation. The remainder, representing 1.6% of the shares outstanding, was held by an employee benefit plan established by CG Life for certain of its employees.

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TimesSquare VP S&P 500[RegTM] Index Fund                                    32
(Unaudited)


Trustees                                                               Officers
Russell H. Jones                    Marnie Wagstaff Mueller            Richard H. Forde
Senior Vice President,              Diocesan Consultant, Episcopal     Chairman of the Board
Chief Investment Officer, and       Diocese of Connecticut             and President
Treasurer, Kaman Corporation
Paul J. McDonald                    Carol Ann Hayes                    Alfred A. Bingham III
Special Advisor to the Board of     Director and Chair of Audit        Vice President and
Directors, Friendly Ice Cream       Committee, Reed and Barton         Treasurer
Corporation                         Corporation
Richard H. Forde                                                       Jeffrey S. Winer
Chief Investment Officer, CIGNA                                        Vice President and
Investment Management                                                  Secretary

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"Standard & Poor's[RegTM]," "S&P[RegTM]," "S&P 500[RegTM]," "Standard & Poor's
500," and "500" are trademarks of the Standard & Poor's Corporation (S&P) and have been licensed for use by CG Life. The TimesSquare VP S&P 500[RegTM] Index Fund is not sponsored, endorsed, sold or promoted by S&P, and S&P makes no representation regarding the advisability of investing in the Fund.

TimesSquare VP S&P 500[RegTM] Index Fund is an open-end, diversified management investment company that seeks to achieve its long-term growth objective by attempting to replicate the total return performance, reduced by Fund expenses, of the Standard & Poor's 500[RegTM] Composite Stock Price Index. The investment adviser is TimesSquare Capital Management, Inc., 280 Trumbull Street, Hartford, Connecticut 06103.
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